Exhibit 3(b)

Restated November 12, 1997

Amended January 4, 2007

Restated December 14, 2017

BY-LAWS OF

HUMANA INC.

ARTICLE I

Meetings of Stockholders

Section 1.1 Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on such date, and at such time and place within or without the State of Delaware as may be designated by the Board of Directors.

Section 1.2 Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by law, may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President, to be held on such date, and at such time and place within or without the State of Delaware as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, whichever has called the meeting, shall direct. A special meeting of the stockholders shall be called by the Chairman of the Board, the Chief Executive Officer, or the President whenever stockholders owning one-fourth of the shares of the Corporation then issued and outstanding and entitled to vote on matters to be submitted to stockholders of the Corporation shall make application therefor in writing. Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to the Chairman of the Board, the Chief Executive Officer or the President.

Section 1.3 Notice of Meeting. Written notice of every meeting of the stockholders shall be given by, or at the direction of, the person authorized to call the meeting, to each stockholder of record entitled to vote at the meeting, at his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. The notice of every meeting of the stockholders shall specify the place, day and hour of the meeting and, in the case of a special meeting, the matter or matters to be acted upon at such meeting. Only the matter or matters specified in the notice of a special meeting shall be acted upon thereat. All notices of meetings of the stockholders shall be mailed at least ten days before the time of the meeting.

The notice of every meeting of the stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

Section 1.4 Quorum. Except where otherwise provided by law or these By-laws, the presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business.

Section 1.5 Adjournments. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside or act as secretary of such meeting, may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.6 Voting. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article I, Section 1.10 of these By-laws and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. All other questions submitted to stockholders shall be determined by a majority of the votes cast affirmatively or negatively on such question, except where otherwise provided by law, the Certificate of Incorporation of the Corporation or the By-laws. All voting shall be on a non-cumulative basis.

Section 1.7 Proxies. Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder or by his duly authorized attorney-in-fact and filed with the Secretary of the Corporation.

Section 1.8 Judges of Election. The Board of Directors may appoint judges of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse to or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

Section 1.9 Stockholder Proposals. At an annual meeting of stockholders only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (a) by, or at the direction of, the Board of Directors or (b) by a stockholder of the Corporation who complies with the procedures set forth in this Section 1.9. For business or a proposal to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a description, in 500 words or less, of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder’s notice, (iv) a description, in 500 words or less, of any interest of the stockholder in such proposal, and (v) a representation that the stockholder is a holder of record of stock of the Corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 1.9.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by this Section 1.9, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, nothing in this Section 1.9 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board of Directors.

The provisions of this Section 1.9 shall be applicable to annual meetings of stockholders after the 1993 annual meeting of stockholders.

Section 1.10 Stockholder Nominations. Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, only persons nominated in accordance with the procedures set forth in this Section 1.10 or pursuant to Section 2.6 below shall be eligible for election as directors. Nominations of persons for election to the Board may be made at an annual meeting of stockholders or special meeting of stockholders called by the Board of Directors for the purpose of electing directors (i) by or at the direction of the Board (each, a “Board Nominee”) or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 1.10 or pursuant to Section 2.6 below. Such nominations, other than those for Board Nominees or pursuant to Section 2.6 below, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the scheduled date of the meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

A stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder’s notice, (d) a statement whether such person, if elected, intends to tender, promptly following such person’s election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at any future meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Board Practice on Director Elections which is part of the Corporate Governance Guidelines and (e) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the “Exchange Act”) (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Corporation’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s), (b) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such nominee(s) on the date of such stockholder’s notice, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iii) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.10. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 1.10, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

The provisions of this Section 1.10 shall be applicable to meetings of stockholders after the 1993 annual meeting of stockholders.

Section 1.11 Record Date for Written Consents. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE II

Board of Directors

Section 2.1 Number. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors or stockholders (any such resolution of either the Board of Directors or stockholders being subject to any later resolution of either of them) but in no event shall such number be less than three or more than fifteen.

Section 2.2 Election and Term of Office. Directors shall be elected at the annual meeting of the stockholders. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until his successor shall have been elected or until his earlier death, resignation or removal in the manner hereinafter provided.

Section 2.3 The Chairman of the Board. The Chairman of the Board shall be elected from among the members of the Board of Directors. If present, he shall preside at all meetings of stockholders and the Board of Directors and he shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with any officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature). He shall also perform such other duties as are given to him by these By-laws or as from time to time may be assigned to him by the Board of Directors.

Section 2.4 Vice Chairman of the Board. The Vice Chairman of the Board shall, in the absence of the Chairman of the Board, preside at all meetings of stockholders and the Board of Directors. He shall perform such other duties as may be assigned to him by these By-laws, the Board of Directors or the Chairman of the Board.

Section 2.5 Vacancies and Additional Directorships. If any vacancy shall occur among the directors by reason of death, resignation, or removal, or as the result of an increase in the number of directorships, the directors then in office shall continue to act and may fill any such vacancy by a vote of the directors then in office (including any directors who have submitted their resignation but whose resignation has not become effective), though less than a quorum. If the whole board shall submit their resignations, said board, prior to the effectiveness of their resignations, may elect their successors who will take office upon such resignations.

Section 2.6 Proxy Access for Director Nominations. Whenever the Board solicits proxies with respect to an annual meeting of stockholders, the Corporation shall include in its proxy statement for such annual meeting, in addition to the Board Nominees, the name, together with the Required Information (defined below), of any person or persons, as applicable, nominated for election as a director (each such person, a “Stockholder Nominee”) pursuant to a timely notice that satisfies Section 2.6 of this Article II delivered by one or more stockholders who satisfy, or are acting on behalf of persons who satisfy, the ownership and other requirements of Section 2.6 of this Article II (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Article II (the “Notice of Proxy Access Nomination”) to have its nominee or nominees included in the Corporation’s proxy materials pursuant to this Article II Section 2.6.

(a)    To be timely, a Notice of Proxy Access Nomination must be delivered to, or mailed and received at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the anniversary of the date the Corporation commenced mailing of its proxy materials in connection with the most recent annual meeting of stockholders (the last day on which a Notice of Proxy Access Nomination may be delivered, the “Final Proxy Access Nomination Date”). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination. In addition to other requirements set forth in this Section 2.6, the Notice of Proxy Access Nomination must include the name and address of the Eligible Stockholder (including each stockholder and/or beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder).

(b)    For purposes of this Article II Section 2.6, the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that, as determined by the Corporation, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (“SEC”), and (ii) if the Eligible Stockholder so elects, a Statement (defined below).

(c)    The maximum number of Stockholder Nominees that must be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders pursuant to this Section 2.6 shall not exceed the larger of two (2) or 20% of the number of directors serving on the Board of Directors as of the Final Proxy Access Nomination Date, or if such amount is not a whole number, the closest whole number below 20%. The following persons shall be considered Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this

Section 2.6 has been reached: (1) any Stockholder Nominee that was submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Article II Section 2.6 whom the Board of Directors decides to nominate as a Board Nominee, (2) any Stockholder Nominee whose nomination is subsequently withdrawn; (3) any person(s) nominated pursuant to Section 1.10 of Article I of these By-Laws for election at the applicable annual meeting; and (4) any director who had been a Stockholder Nominee or a nominee of a stockholder pursuant to Article II Section 2.6 at any of the preceding two annual meetings and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Article II Section 2.6 exceeds (x) this maximum number, less (y) the number of persons considered Stockholder Nominees as described in clauses (1), (2), (3) and (4) above ((x) less (y), the “Permitted Number”), each Eligible Stockholder shall select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in the order of the amount (largest to smallest) of shares of the Corporation’s common stock owned by each Eligible Stockholder as disclosed in the Notice of Proxy Access Nomination submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(d)    An Eligible Stockholder must have owned (as defined below) 3% or more of the Corporation’s outstanding common stock continuously for at least three years (the “Required Shares”) as of both the date the written notice of the nomination is delivered to or mailed and received by the Corporation in accordance with this Section 2.6 of Article II and the record date for determining stockholders entitled to vote at the upcoming annual meeting and must continue to own the Required Shares until such upcoming annual meeting of stockholders. For purposes of satisfying the foregoing ownership requirement under this Section 2.6, (i) the shares of common stock owned by one or more stockholders, or by the person or persons who own shares of the Corporation’s common stock and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty, and (ii) two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or person for this purpose.

(e)    Within the time period specified in Article II Section 2.6 for providing notice of a nomination, an Eligible Stockholder must provide the following information in writing to the Secretary (in addition to the information required to be provided by Article I Section 1.10): (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the upcoming annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date, (ii) the written consent of each Stockholder Nominee to be named in the proxy statement as a nominee and to serving as a director if elected, (iii) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act, as may be amended, (iv) a representation that the Eligible Stockholder (including each member of any group of stockholders or other persons that together is an Eligible Stockholder hereunder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Stockholder Nominee(s)

being nominated pursuant to this Article II Section 2.6, (C) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee or a Board Nominee, (D) will not distribute to any stockholder any form of proxy for the meeting other than the form distributed by the Corporation, and (E) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (v) an undertaking that the Eligible Stockholder (including each member of any group of stockholders or other persons that together is an Eligible Stockholder hereunder) agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s stockholders or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Article II Section 2.6, (C) file with the SEC all soliciting materials as required under Section 2.6(k) of this Article II, and (D) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the upcoming annual meeting. The inspector of elections shall not give effect to the Eligible Stockholder’s votes with respect to the election of directors if the Eligible Stockholder does not comply with each of the representations in clause (iv) above.

(f)    For purposes of this Article II Section 2.6, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s common stock as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such Eligible Stockholder or any of its affiliates for any purposes or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s common stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. An Eligible Stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. Whether outstanding shares of the Corporation’s common stock are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its stockholders. For purposes of this Article II Section 2.6, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

(g)    The Eligible Stockholder may provide to the Secretary, within the time period specified in this Section 2.6 of Article II for providing notice of a nomination, a written statement for inclusion in the Corporation’s proxy statement for the meeting, not to exceed 500 words, in support of the candidacy of any Stockholder Nominee submitted by such Eligible Stockholder (the “Statement”). Notwithstanding anything to the contrary contained in this Article II, the Corporation may omit from its proxy materials any information or Statement that it believes would violate any applicable law, rule, regulation or listing standard.

(h)    Within the time period specified in Article II Section 2.6 of these By-Laws for providing a Notice of Proxy Access Nomination, a Stockholder Nominee must deliver to the Secretary a written representation and agreement that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors. At the request of the Corporation, the Stockholder Nominee must submit all completed and signed questionnaires required of Corporation directors and officers. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (the “Applicable Independence Standards”). If the Board of Directors determines that the Stockholder Nominee is not independent under any of these standards, the Stockholder Nominee will not be eligible for inclusion in the Corporation’s proxy materials.

(i)    The Corporation shall not be required to include, pursuant to this Article II Section 2.6, a Stockholder Nominee in its proxy materials (i) for any meeting for which the Secretary receives a notice that the Eligible Stockholder or any other stockholder has nominated a Stockholder Nominee for election to the Board of Directors pursuant to the requirements of Article I Section 1.10 and does not expressly elect at the time of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this Article II Section 2.6, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a Board Nominee, (iii) if the Stockholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or is receiving or will receive any such compensation or other payment from any person or entity other than the Corporation, in each case in connection with service as a director of the Corporation, that has not been disclosed to the Corporation, (iv) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors, (v) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Corporation’s Certificate of Incorporation, the listing standards of the principal exchange upon which the Corporation’s common stock is traded, or any applicable state or federal law, rule or regulation, (vi) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vii) whose then-current or within the preceding ten (10) years’ business or personal interests place such Stockholder Nominee in a conflict of interest with the Corporation or any of its subsidiaries that would cause such Stockholder Nominee to violate any fiduciary duties of directors established pursuant to the Delaware General Corporations Law, including but not limited to, the duty of loyalty and duty of care, as determined by the Board of Directors; (viii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (ix) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (x) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors, or (xi) if the Eligible Stockholder or applicable Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Article II.

(j)    Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations, agreements or representations under this Article II, as determined by the Board of Directors or the person presiding at the meeting, or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Article II Section 2.6.

(k)    The Eligible Stockholder (including any person who owns shares that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying Section 2.6(f) of this Article II) shall file with the SEC any solicitation materials relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation under Regulation 14A of the Exchange Act.

(l)    No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Article II Section 2.6.

(m)    Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the meeting, or (ii) does not receive at least 20% of the votes cast in favor of the Stockholder Nominee’s election, shall be ineligible to be a Stockholder Nominee pursuant to this Article II Section 2.6 for the next two annual meetings of stockholders following the meeting for which the Stockholder Nominee has been nominated for election.

Section 2.7 Meetings. A meeting of the Board of Directors shall be held for organization, for the election of officers and for the transaction of such other business as may properly come before the meeting, within thirty days after each annual election of directors. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the time and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, or any three directors. Except as otherwise required by statute, notice of each special meeting shall be mailed to each director addressed to him at his residence or usual place of business, or shall be sent to him at such place by telegram, radio or cable, or telephoned or delivered to him personally, not later than two days before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting but, unless otherwise required by statute, the Certificate of Incorporation of the Corporation or these By-laws, need not state the purposes thereof. Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting in writing or by telegram, radio or cable. Meetings of the directors may be held by the directors participating in the same by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person by all persons so participating. Meetings may also be held in such other manner authorized or permitted by Delaware law. Whenever the laws of the State of Delaware authorize or permit directors to act other than at a meeting, including, but not limited to, acting through unanimous or other written consents, then such actions shall be as effective as if taken by the directors at a meeting.

Section 2.8 Quorum. A majority of the total number of members of the Board of Directors as constituted from time to time shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice. Except as otherwise provided by law, the Certificate of Incorporation or by these By-Laws, a majority of the Directors present at any meeting at which a quorum is present may decide any question properly brought before such meeting.

Section 2.9 Resignation of Directors. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board or the Chief Executive Officer or the President. Any such resignation shall take effect at the time, or upon the happening of an event, specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.10 Removal of Directors. At any special meeting of the stockholders, duly called as provided in these By-laws, any director or directors may, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, be removed from office, either with or without cause. At such meeting a successor or successors may be elected, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 2.5.

Section 2.11 Compensation of Directors. Directors shall receive such reasonable compensation for their services as such, whether in the form of salary of a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III

Committees of the Board

Section 3.1 Executive Committee. There shall be an Executive Committee of the Corporation, consisting of not less than three nor more than seven members of the Board of Directors, including the Chairman of the Board, as may be determined from time to time by the Board of Directors. The Board of Directors, by resolution adopted by a majority of the whole Board, shall elect the members of the Executive Committee and shall fill any vacancy in the Executive Committee. The members of the Executive Committee shall hold office until the first meeting of the Board of Directors after the next succeeding annual meeting of the stockholders and until their successors are elected.

All action of the Executive Committee shall be reported to the Board of Directors, and, when the Board of Directors of the Corporation is not in session, the Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business, affairs and property of the Corporation.

Section 3.2 Other Committees. The Board of Directors may from time to time appoint such further standing or special committees as it may deem for the best interest of the Corporation, but no such committee shall have any powers, except such as are expressly conferred upon it by the Board of Directors. Each committee referred to in this Article III shall act only as a committee and the individual members shall have no power as such.

Section 3.3 Meetings, Notices and Records. Each committee may provide for the holding of regular meetings, with or without notice, and may fix the time and place at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there be no chairman, by or at the direction of any two of its members, at the time and place specified in the respective notices or waivers of notice thereof. Notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent by telegram, radio or cable, addressed to him at such place, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Notice of any meeting of a committee need not be given to any member thereof who shall attend the meeting or who shall waive notice thereof by telegram, radio, cable or other writing. Notice of any adjourned meeting need not be given. Each committee shall keep a record of its proceedings, and report the same to the Board of Directors when required. Meetings of the committees may be held by the members of the committees participating in the same by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person by all persons so participating. Meetings may also be held in such other manner authorized or permitted by Delaware law. Whenever the laws of the State of Delaware authorize or permit members of the committees to act other than at a meeting, including but not limited to acting through unanimous or other written consents, then such actions shall be as effective as if taken by the committee at a meeting.

Section 3.4 Quorum and Manner of Acting. At each meeting of any committee the presence of a majority but not less than two of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is not present at the time and place of any meeting may adjourn the meeting from time to time and until a quorum shall be present. Subject to the foregoing and other provisions of these By-laws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business. Any determination made in writing and signed by all the members of such committee shall be as effective as if made by such committee at a meeting.

Section 3.5 Resignations. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board or any such officer.

Section 3.6 Removal. Any member of any committee may be removed at any time by the Board of Directors with or without cause.

Section 3.7 Vacancies. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining members of such committee, though less than a quorum, shall continue to act until such vacancy is filled by the Board of Directors.

Section 3.8 Compensation. Committee members shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Officers

Section 4.1 Number. The officers of the Corporation shall be a Chief Executive Officer, a President, such Vice-Presidents (including Executive Vice-Presidents or Senior Vice-Presidents) as may from time to time be necessary or desirable, a Secretary, who may have one or more assistant secretaries, a Treasurer, who may have one or more assistant treasurers, and such other officers as the Board of Directors may from time to time determine. Any two or more offices may be held by the same person.

Section 4.2 Election, Term of Office and Qualifications. Each officer (except such officers as may be appointed in accordance with the provisions of Section 4.3) shall be elected by the Board of Directors. Each such officer (whether elected at the first meeting of the Board of Directors after the annual meeting of stockholders or to fill a vacancy or otherwise) shall hold his office until the first meeting of the Board of Directors after the next annual meeting of stockholders and until his successor shall have been elected, or until his death, or until he shall have resigned in the manner provided in Section 4.4 or shall have been removed in the manner provided in Section 4.5.

Section 4.3 Subordinate Officers and Agents. The Board of Directors from time to time may appoint other officers or agents to hold office for such period, have such authority and perform such duties as are provided in these By-laws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties, and unless such power is removed by the Board, the Chairman of the Board, the Chief Executive Officer and the President shall have the power to appoint and remove Assistant Secretaries and Assistant Treasurers.

Section 4.4 Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

Section 4.5 Removal. Any officer may be removed at any time, with or without cause, at any meeting of the Board of Directors by the vote of a majority of all the directors then in office. Any officer or agent appointed in accordance with the provisions of Section 4.3 may be removed, with or without cause, by the Board of Directors at any meeting, by the vote of a majority of the directors present at such meeting, or by any officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

Section 4.6 Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By-laws for regular election or appointment to such office.

Section 4.7 The Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and may be elected from among the members of the Board of Directors. The Chairman of the Board or President may be the Chief Executive Officer of the Corporation. Subject to the direction of the Board of Directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers and agents. In the absence of the Chairman of the Board and the Vice Chairman of the Board, he shall preside at all meetings of stockholders and he shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time, he shall report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to its attention. He shall also perform such other duties as are given to him by these By-laws or as from time to time may be assigned to him by the Board of Directors.

Section 4.8 The President. The President shall be an executive officer of the Corporation and may also be the Chief Executive Officer, as determined by the Board of Directors. Subject to the direction of the Board of Directors and the Chief Executive Officer, the President shall have supervision of the business of the Corporation and its other officers and agents. He may sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time, he shall report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to its attention. He shall also perform such other duties as are given to him by these By-laws, or from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors.

Section 4.9 The Vice Presidents. The Vice Presidents shall perform such duties and exercise such authority as shall from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, and, in the order of their seniority, or in any other order as the Board of Directors may from time to time determine, shall, in the absence of the President, have all the powers of and be subject to all restrictions upon the President.

Section 4.10 The Secretary. The Secretary shall

(a) Record all the proceedings of the meetings of the stockholders, the Board of Directors, and any committees in a book or books to be kept for that purpose;

(b) Cause all notices to be duly given in accordance with the provisions of these By-laws and as required by statute;

(c) Whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

(d) Be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized;

(e) See that the lists, books, reports, statements, certificates and other documents and records required by statute are properly kept and filed;

(f) Have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by statute to have access thereto;

(g) Sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

(h) In general, perform all duties incident to the office of the Secretary and such other duties as are given to him by these By-laws or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

Section 4.11 Assistant Secretaries. At the request of the Secretary or in his absence or disability, the Assistant Secretary designated by him (or in the absence of such designation, the Assistant Secretary designated by the Board of Directors or the Chairman of the Board, the Chief Executive Officer or the President) shall perform all duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.

Section 4.12 The Treasurer. The Treasurer shall

(a) Have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

(b) Cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 5.3 of these By-laws or to be otherwise dealt with in such manner as the Board of Directors may direct;

(c) Cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;

(d) Render to the Board of Directors or the Chairman of the Board, the Chief Executive Officer or the President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer;

(e) Cause to be kept at the Corporation’s principal office correct books of account of all its business and transactions and such duplicate books of account as he shall determine and upon application cause such books or duplicates thereof to be exhibited to any director;

(f) Be empowered, from time to time, to require from the officers or agents of the Corporation, reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation;

(g) Sign (unless the Secretary or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

(h) In general, perform all duties incident to the office of Treasurer and such other duties as are given to him by these By-laws or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

Section 4.13 Assistant Treasurers. At the request of the Treasurer or in his absence or disability, the Assistant Treasurer designated by him (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or

the President) shall perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Treasurer.

Section 4.14 Surety Bonds. If the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful discharge of his duties, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

ARTICLE V

Execution of Instruments and Deposit

of Corporate Funds

Section 5.1 Execution of Instruments Generally. The Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances. Such authorization may include, but shall not be limited to, the power to fix the price at which any shares, debentures or other securities are to be sold by the Corporation.

Section 5.2 Borrowing. No loans or advances shall be obtained by or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances, may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation and, in connection therewith, may fix the interest rate payable by the Corporation thereunder. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, and any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

Section 5.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

Section 5.4 Checks, Drafts, and Orders. All checks, drafts, or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

Section 5.5 Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or by any other person or persons thereunto authorized by the Board of Directors.

ARTICLE VI

Record Dates

Section 6.1 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment or any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

ARTICLE VII

Corporate Seal

Section 7.1 The Corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE VIII

Fiscal Year

Section 8.1 The fiscal year of the Corporation shall begin on the 1st day of January in each year and end on the 31st day of December in each year.

ARTICLE IX

Amendments

Section 9.1 These By-laws may be amended, altered or repealed, and new By-laws may be made by the affirmative vote of the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote cast at any annual or special meeting, or by the affirmative vote of a majority of the directors cast at any regular or special meeting at which a quorum is present.

ARTICLE X

Indemnification

Section 10.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 10.1 shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

Section 10.2 Non-Exclusivity of Rights. The rights conferred on any person by Section 10.1 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 10.3 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 10.4 Gender and Number References. In this document the singular means the plural and the plural the singular, as appropriate, and the proper gender- male, female, or neuter- shall be deemed substituted as appropriate.